Exhibit 1.1

NORTHSTAR REALTY FINANCE CORP.

DEALER MANAGER AGREEMENT

February 28, 2014

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), plans to make an offer to exchange (as described in the Prospectus (as defined below), the “Exchange Offer”) its newly issued 3.00% Senior Notes due 2014 (the “New Notes”), for any and all of the outstanding 7.50% Exchangeable Senior Notes due 2031 (the “Existing Notes”) issued by NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), which such Existing Notes have been fully and unconditionally guaranteed by the Company and NRFC Sub-REIT Corp., a Maryland corporation (“Sub-REIT”), upon the terms and subject to the conditions set forth in the Exchange Offer Materials (as defined below).  Certain terms used in this Agreement are defined in Section 16 hereof.

The Existing Notes were issued pursuant to an indenture, dated as of March 9, 2011 (the “Existing Notes Indenture”), by and among the Operating Partnership, the Company, as parent guarantor, Sub-REIT, as subsidiary guarantor, and Wilmington Trust FSB, as trustee (the “Existing Notes Trustee”).  The New Notes will be issued pursuant to a new indenture (the “New Notes Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “New Notes Trustee”), to be dated as of the Exchange Date. On the maturity date of the New Notes, the Company may elect to deliver shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in lieu of cash, upon notice given to the holders of the New Notes in accordance with the provisions of the New Notes Indenture.  Such shares of Common Stock are referred to herein as the “Settlement Shares.”

Any reference herein to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 which were filed under the Exchange Act on or before the filing of the Pre-Effective Registration Statement, the effective date of the Registration Statement (the “Effective Date”) or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial filing of the Pre-Effective Registration Statement, the Effective Date or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Pre-Effective Registration Statement, the

Registration Statement, the Preliminary Prospectus and the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

1.                                      Appointment to Act as Dealer Manager.

(a)                                 The Company agrees that Deutsche Bank Securities Inc. will act as the dealer manager for the Exchange Offer (in such capacity, the “Dealer Manager”), and the Dealer Manager may, with the consent of the Company (not to be unreasonably withheld), perform the services contemplated hereby in conjunction with its affiliates, and that any affiliates of the Dealer Manager performing services hereunder shall be entitled to the benefits and be subject to the terms of this Agreement.  As the Dealer Manager, you agree, in accordance with your customary practices, to perform in connection with the Exchange Offer those services as are customarily performed by investment banking firms acting as dealer managers of exchange offers of a like nature, including without limitation, soliciting tenders of the Existing Notes pursuant to the Exchange Offer, communicating with brokers, dealers, commercial banks and trust companies with respect to the Exchange Offer and assisting in the distribution of the Exchange Offer Materials.

(b)                                 The Dealer Manager agrees that all actions taken by the Dealer Manager in connection with the Exchange Offer have complied and will comply in all material respects with all applicable laws, regulations and rules including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which the Dealer Manager is a member and of FINRA.

(c)                                  The Dealer Manager, in its sole discretion, may continue to own or dispose of, in any manner it may elect, the Existing Notes or any other securities of the Company or the Operating Partnership it may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law.  The Dealer Manager has no obligation to the Company, pursuant to this Agreement or otherwise, to tender or refrain from tendering the Existing Notes beneficially owned by it in the Exchange Offer.  The Dealer Manager acknowledges and agrees that if the Exchange Offer is not consummated for any reason, the Company shall not have any obligation, pursuant to this Agreement or otherwise, to acquire any other securities of the Company or the Operating Partnership from the Dealer Manager or otherwise to hold the Dealer Manager harmless with respect to any losses it may incur in connection with the purchase from or resale to any third parties of any securities of the Company or the Operating Partnership beneficially owned by the Dealer Manager.

(d)                                 Other than the references to the Dealer Manager in the Exchange Offer Materials or as otherwise required to comply with applicable law, the Company agrees that it will not file, use or publish any material in connection with the Exchange Offer, use the name Deutsche Bank Securities Inc. or refer to the Dealer Manager or its relationship with the Company in any such material, unless the Company has furnished a copy of such material to the Dealer Manager for its review prior to filing, use or publication and will not file, use or publish such material to which the Dealer Manager reasonably objects. There shall be no fee for any such permitted use or reference other than as set forth herein.

2.                                      Compensation.

The Company shall pay or cause to be paid to the Dealer Manager, in respect of its services as Dealer Manager, the fee set forth in the attached Schedule I (the “Fee”); provided, however, the Company shall be under no obligation pursuant to this Agreement to consummate the Exchange Offer or to pay such Fee to the Dealer Manager unless the Company consummates the Exchange Offer.

3.                                      Representations and Warranties.  The Company and the Operating Partnership, jointly and severally, represent and warrant to the Dealer Manager that:

(a)                                 The Company has prepared and filed with the Commission the Schedule TO and a registration statement on Form S-4, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the New Notes in connection with the Exchange Offer and offering and delivery of the Settlement Shares deliverable, at the election of the Company, at the maturity of the New Notes.  Following the effectiveness of the Registration Statement, the Company will file with the Commission a final prospectus in accordance with Rule 424(b) if required by Commission rules.  As filed, such preliminary prospectus, Schedule TO and final prospectus shall contain all information required by the Securities Act and the Exchange Act.

(b)                                 (i) The Pre-Effective Registration Statement and any amendment thereto, as of the Commencement Date, the Registration Statement, as of the Effective Date, the Expiration Date and the Exchange Date, and the Preliminary Prospectus and any amendments and supplements thereto, as of its date, the Commencement Date and the Exchange Date, comply and will comply, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and Rule 13e-4 under the Exchange Act; (ii) the Prospectus (together with any supplement and amendment thereto), as of the date it is first filed with the Commission in accordance with Rule 424(b) under the Securities Act (if it is so filed) and the Exchange Date, will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and Rule 13e-4 under the Exchange Act; (iii) the Pre-Effective Registration Statement and any amendment thereto, as of the Commencement Date, and the Registration Statement, as of the Effective Date, the Expiration Date and the Exchange Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Prospectus (together with any supplement or amendment thereto), as of the date it is first filed with the Commission in accordance with Rule 424(b) under the Securities Act (if it is so filed), the Expiration Date and the Exchange Date, will not contain any untrue statement of a material fact and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to: (i) the information contained in or omitted from the Pre-Effective Registration Statement, the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement or amendment thereto) in reliance upon and in conformity with information furnished to the

Company by or on behalf of the Dealer Manager expressly for inclusion therein (the “Dealer Manager Information”), it being understood that the Dealer Manager Information in the Preliminary Prospectus shall include only the name and the contact information of the Dealer Manager in the introductory section and the back cover of the Preliminary Prospectus, and (ii) any part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 of the New Notes Trustee under the Trust Indenture Act and the rules and regulations of the Commission thereunder (the “Form T-1”).

(c)                                  None of the Rule 165 Material, when taken together with the Prospectus as then amended or supplemented, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, this representation and warranty does not apply to statements in or omissions from any Rule 165 Material based upon and in conformity with the Dealer Manager Information.

(d)                                 The documents incorporated by reference in the Registration Statement, Prospectus and the Schedule TO, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(e)                                  No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act by the Commission.

(f)                                   The Company has not paid or agreed to pay to any person any compensation for (i) soliciting another person to purchase any of the Existing Notes pursuant to the Exchange Offer or (ii) soliciting tenders by holders of Existing Notes pursuant to the Exchange Offer (except as contemplated in this Agreement and the Exchange Offer Materials).

(g)                                  The Company has an authorized capitalization as set forth in the Preliminary Prospectus and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(h)                                 The outstanding partnership interests of the Operating Partnership have been duly and validly authorized and issued; all of the outstanding shares of capital stock of Sub-REIT are directly and indirectly owned of record and beneficially by the Operating Partnership and the Company, respectively.

(i)                                     Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company or the subsidiaries of the Company required to be set forth in Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2013 (the “Subsidiaries”) convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case of (i), (ii) and (iii), is required to be disclosed in the Preliminary Prospectus or the Prospectus and is not so disclosed.

(j)                                    Each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership or limited liability company, as the case may be, except to the extent, in the case of the Subsidiaries, that the failure to be so organized would not, individually or in the aggregate, reasonably be expected to have any material adverse effect on, or change with respect to, the assets, business operations, earnings, properties or financial condition, present or prospective, of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect” or a “Material Adverse Change”) and is in good standing under the laws of its respective jurisdiction of incorporation or organization except to the extent, that the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)                                 Each of the Company and the Subsidiaries has the corporate, partnership or limited liability company power, as the case may be, and authority to own their respective properties and conduct their respective businesses, each as described in the Preliminary Prospectus and the Prospectus, except to the extent that the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, in the case of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions described in this Agreement.

(l)                                     The Company and the Subsidiaries are duly qualified or licensed and in good standing in each jurisdiction where such qualification or license is required except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect.

(m)                             Except as disclosed in the Preliminary Prospectus and the Prospectus, the Operating Partnership is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Operating Partnership’s partnership interests or from repaying to the Company or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Operating Partnership from the Company or another subsidiary of the Company, or from transferring the Operating Partnership’s property or assets to the Company or another subsidiary of the Company.

(n)                                 Except as disclosed in the Preliminary Prospectus and the Prospectus, Sub-REIT is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Operating Partnership, or from making any other distribution with respect to Sub-REIT’s shares of capital stock or from repaying to the Company, the Operating Partnership or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to Sub-REIT from the Company, the Operating Partnership or another subsidiary of the Company, or from transferring the Sub-REIT’s property or assets to the Company, the Operating Partnership or another subsidiary of the Company.

(o)                                 Except as disclosed in the Preliminary Prospectus and the Prospectus, no Subsidiary (other than the Operating Partnership and Sub-REIT, which are covered above) is contractually prohibited or restricted, directly or indirectly, from paying dividends to the Operating Partnership or Sub-REIT, to the extent such Subsidiary is a direct subsidiary of the Operating Partnership or Sub-REIT, or from making any other distribution with respect to the outstanding membership interests of such Subsidiary or from repaying to the Company, the Operating Partnership or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company, the Operating Partnership or another subsidiary of the Company, or from transferring such Subsidiary’s property or assets to the Company, the Operating Partnership or another subsidiary of the Company, except for any such prohibitions and restrictions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(p)                                 The Agreement of Limited Partnership of the Operating Partnership, dated as of October 19, 2004, as amended (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(q)                                 The Company is the sole general partner of the Operating Partnership and owns units of partnership interest in the Operating Partnership (“OP Units”) representing an ownership interest in the Operating Partnership in the percentage set forth in the Preliminary Prospectus and the Prospectus, and, except as disclosed in the Preliminary Prospectus and the Prospectus, such ownership interest is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r)                                    Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets is bound, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)                                   The execution, delivery and performance of this Agreement and the New Notes Indenture and the consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (1) any provision of the organizational documents of the Company or any Subsidiary, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (2) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s and the Operating Partnership’s ability to perform their agreed upon obligations under the Agreement; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for such liens, charges, claims or encumbrances which would not reasonably be expected to have a Material Adverse Effect.

(t)                                    This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and is a legal, valid and binding agreement of each of the Company and the Operating Partnership enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(u)                                 No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, the New Notes (in the case of the Company) and the New Notes Indenture (in the case of the Company) and the consummation of the transactions contemplated herein and therein by the Company or the Operating Partnership, including the Company’s issuance, sale and delivery of the New Notes, other than (A) such as have been obtained, or will have been obtained at the Effective Date under the Securities Act and the Exchange Act, (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the New Notes are being offered to the holders of Existing Notes in connection with the Exchange Offer, or (C) any such approvals, authorizations, consents, orders, or filings that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company’s and the Operating Partnership’s ability to perform their agreed upon obligations under this Agreement, the New Notes (in the case of the Company) and the New Notes Indenture (in the case of the Company).

(v)                                 Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Preliminary Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change.

(w)                               The New Notes Indenture has been duly authorized by all necessary corporate action on the part of the Company. At the Exchange Date, the New Notes Indenture will have been duly executed and delivered by the Company and, when duly executed and delivered by the New Notes Trustee, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and, at the Exchange Date, the New Notes Indenture will have been duly qualified under the Trust Indenture Act.

(x)                                 The New Notes have been duly authorized by all necessary corporate action on the part of the Company. At the Exchange Date, the New Notes will have been duly executed and delivered by the Company, and when duly executed and authenticated by the New Notes Trustee in accordance with the provisions of the New Notes Indenture and delivered to the holders of Existing Notes that tender Existing Notes in accordance with the terms of the Exchange Offer, will be duly and validly issued and outstanding and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Notes Indenture and enforceable against the Company in accordance with their terms and the terms of the New Notes Indenture, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.  The New Notes, when issued, will conform in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

(y)                                 The Settlement Shares have been duly authorized and reserved for issuance by the Company and, if and when issued in accordance with the terms of the New Notes and the New Notes Indenture, will be validly issued, fully paid and nonassessable, and the issuance of the Settlement Shares will not be subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(z)                                  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the New Notes Indenture, the issuance or sale by the Company of the New Notes or the solicitation or acceptance of tenders with respect to the Existing Notes.

(aa)                          The Company has filed with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offer that are required to be filed with the Commission, in each case on the date of their first use.

(bb)                          Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the extent that such proceeding affects the properties or assets of the Company or any Subsidiary, any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which would result in a judgment, decree, award or order that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            The consolidated financial statements and schedules of the Company, including the notes thereto, the consolidated financial statements of the Operating Partnership, including the notes thereto, and the consolidated financial statements of Sub-REIT, including the notes thereto, included or incorporated by reference in the Preliminary Prospectus and the Prospectus, present fairly in all material respects the consolidated financial position of the Company, the Operating Partnership and Sub-REIT, as the case may be, as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company, the results of operations of the Operating Partnership and the results of operations of Sub-REIT, as the case may be, for the periods specified; the unaudited pro forma condensed consolidated financial statements that appear in the Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; the financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included or incorporated by reference in the Preliminary Prospectus and the Prospectus have been compiled on a basis consistent with the financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus; no pro forma financial information, financial statements or supporting schedules other than those included or incorporated by reference in the Preliminary Prospectus and the Prospectus are required to be included in the Preliminary Prospectus or the Prospectus.

(dd)                          Grant Thornton LLP, whose reports on the consolidated financial statements of the Company, report on the consolidated financial statements of the Operating Partnership, and report on the consolidated financial statements of Sub-REIT constitute part of each of the Registration Statement, the Preliminary Prospectus and the Prospectus, is, and was during the periods covered by its reports, independent as required by the Securities Act.

(ee)                            Subsequent to the respective dates of the Financial Statements, and except as may be otherwise disclosed in each of the Preliminary Prospectus and the Prospectus, there has not been (A) any Material Adverse Change or any development or transaction that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any Subsidiary on any of its equity interests.

(ff)                              The Common Stock conforms in all material respects to the descriptions thereof contained in the Preliminary Prospectus and the Prospectus.

(gg)                            There are no persons with registration or other similar rights to have any equity or debt securities of the Company or the Subsidiaries, including securities that are convertible into or exchangeable or redeemable for equity securities of the Company or the Subsidiaries, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, except for such registration or similar rights which are fairly summarized in the Preliminary Prospectus and the Prospectus or granted in connection with the issuance of exchangeable notes by the Operating Partnership or any other Subsidiary.

(hh)                          All of the outstanding OP Units have been duly authorized and validly issued, and were issued free and clear of any pledge, lien, encumbrance, security interest or other claim, and were not issued in violation of any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or the Operating Partnership or under any agreement to which the Company or any Subsidiary is a party or otherwise.

(ii)                                  The Common Stock has been registered under Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has not applied to delist the Common Stock from the NYSE, nor has the Company received any written notification that the NYSE is contemplating the delisting of the Common Stock.

(jj)                                The Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer; provided that no representation is made as to any action taken or to be taken by the Dealer Manager.

(kk)                          Neither the Company nor any of its affiliates other than NorthStar Realty Securities, LLC (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of FINRA’s By-laws) any member firm of FINRA.

(ll)           The Company has not relied upon the Dealer Manager or legal counsel for the Dealer Manager for any legal, tax or accounting advice in connection with the Exchange Offer, except with respect to the “Exhibit 8” opinion of Hunton & Williams LLP filed by the Company with the Commission as an exhibit to the Registration Statement.

(mm)      Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership to the Dealer Manager as to the matters covered thereby.

(nn)         The form of certificate used to evidence the Common Stock, if any, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE.

(oo)         The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, claims, restrictions, mortgages and defects in such title (collectively, the “Encumbrances”), except such Encumbrances that are disclosed in the Preliminary Prospectus and the Prospectus or would not reasonably be expected to have a Material Adverse Effect; any real or personal property leased by the Company or any Subsidiary is held under a lease which is a valid and binding agreement, enforceable against the Company or such Subsidiary (to the extent a party thereto) and, to the Company’s knowledge, the other parties thereto, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, (B) as otherwise disclosed in the Preliminary Prospectus and the Prospectus, or (C) for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp)         Except as disclosed in the Preliminary Prospectus and the Prospectus, the mortgages, if any, encumbering any real property owned in fee simple by the Company or a Subsidiary are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (B) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, except in the case of this clause (B) to the extent that any such cross-default would not, individually or in the aggregate, have a Material Adverse Effect or materially and adversely impact the ability of the Company to consummate the transactions contemplated by this Agreement or the New Notes Indenture or (C) cross-collateralized to any property or assets not owned by the Company or any of the Subsidiaries.

(qq)         The descriptions of legal or governmental proceedings, contracts, leases and other legal documents in the Preliminary Prospectus and the Prospectus constitute fair summaries, which are accurate in all material respects, of such proceedings or documents, and there are no legal or governmental proceedings, contracts, leases or other documents that are known to the Company of a character required to be described in the Preliminary Prospectus or the Prospectus or filed as exhibits to the Registration Statement which are not so described or filed.

(rr)           The Company or the Subsidiaries own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software licenses, trade secrets, other intangible property rights and know-how (collectively, “Intangibles”) necessary for the Company and the Subsidiaries taken together as a whole (the “Consolidated Company”) to conduct the business of the Consolidated Company as described in the Preliminary Prospectus and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Consolidated Company, (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(tt)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), that (1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of the Company’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they were established; and based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting.

(uu)         Each of the Company and the Subsidiaries has filed on a timely basis all material federal, state, local and foreign tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all such tax returns are true, correct and complete in all material respects, and have paid all material taxes required to be paid, including any tax assessment, fine or penalty levied against the Company or any of the Subsidiaries; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a

Material Adverse Effect; all material tax liabilities are adequately provided for on the respective books of such entities.

(vv)         The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects and fairly summarize the federal income tax considerations described therein.

(ww)       The Company maintains insurance of the types and in the amounts generally deemed adequate by the Company for the business of the Company and each Subsidiary, all of which insurance is in full force and effect in all material respects.

(xx)         The Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct the business of the Consolidated Company, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permits, licenses or approvals, except for any failure to have required permits, licenses or other approvals or to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(yy)         The Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; neither the Company nor any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(zz)         Neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any officer, director, employee or agent purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Preliminary Prospectus and the Prospectus, or (C) engaged in any material transactions, maintained any bank account or used any material corporate funds except for transactions, bank accounts and funds which have been or are, as applicable, reflected in the books and records of the Company and the Subsidiaries.

(aaa)      Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no material outstanding loans, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors.

(bbb)      To the Company’s knowledge, no lessee of any portion of any of the real properties leased or owned by the Company or any of the Subsidiaries (collectively, the “Properties”) is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ccc)       To the Company’s knowledge, neither the Company nor any of the Subsidiaries has any liability under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material (as hereinafter defined) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or concerning any of the Properties under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material, except for such liabilities or claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any other person, has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials, except for such contamination or threats of contamination which would not reasonably be expected to have a Material Adverse Effect; neither the Properties nor any other land ever owned by the Company or any of the Subsidiaries is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., or any similar list or inventory of contaminated properties.  As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(ddd)      The Company and the Subsidiaries and, to the knowledge of the Company, the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Exchange Date will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(eee)       The Company is not and, after giving effect to the offering and sale of the New Notes, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(fff)        The statistical and market related data included in the Preliminary Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ggg)       Each of the Company and Sub-REIT is organized and has operated in conformity with the requirements for qualification as a REIT under the Code; each of the Company and Sub-REIT qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2013 and the present and contemplated method of operation of the Company and the Subsidiaries will enable each of the Company and Sub-REIT to meet the requirements for qualification and taxation as a REIT under the Code for their tax years ending December 31, 2014 and subsequent taxable years; and each of the Company and Sub-REIT intends to continue to qualify as a REIT until the respective Boards of Directors of the Company or Sub-REIT determines that it is no longer in the best interests of the Company or Sub-REIT, as the case may be, to continue to qualify as a REIT; neither the Company nor any of the Subsidiaries has taken any action that would reasonably be expected to cause the Company or Sub-REIT to fail to qualify as a REIT under the Code at any time.

4.             Agreements of the Dealer Manager.  The Dealer Manager will not (i) cause to be disseminated to customers, dealers or the public any written material for or in connection with the Exchange Offer other than the Exchange Offer Materials and any Issuer Free Writing Prospectus relating to the Exchange Offer in a form agreed in writing between the Company and the Dealer Manager, or (ii) make any public oral communications relating to the Exchange Offer that have not been previously approved by the Company except as contemplated in the penultimate sentence of Section 6 of this Agreement.  The Dealer Manager represents and warrants that the Dealer Manager’s acceptance of this Agreement has been duly authorized, executed and delivered by the Dealer Manager.

5.             Agreements of the Company and the Operating Partnership.  The Company and the Operating Partnership, jointly and severally, covenant and agree with the Dealer Manager as follows:

(a)           Prior to the termination of the Exchange Offer, the Company will not file any amendment to the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus (other than an amendment or supplement as a result of filings by the Company under the Exchange Act of documents incorporated by reference therein) unless the Company furnished the Dealer Manager a copy of such proposed amendment or supplement, as applicable, for its review prior to filing and will not file any such proposed amendment or supplement to which the Dealer Manager reasonably objects.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective, or filing of the Preliminary Prospectus or the Prospectus is otherwise required under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder, the Company will cause the Preliminary Prospectus or the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) or in an amendment to the Registration Statement, whichever is applicable, within the time period prescribed and will provide evidence satisfactory to the Dealer Manager of such timely filing.  The Company will promptly advise the Dealer Manager (i) when the Registration Statement, and any amendment thereto, shall have become effective,

(ii) when the Preliminary Prospectus or the Prospectus, and any supplement thereto or any document incorporated therein, shall have been filed (if required) with the Commission, (iii) when, prior to termination of the Exchange Offer, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or for any additional information, (v) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or the initiation or threatening of any proceeding for any such purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any jurisdiction within the United States or the initiation or threatening of any proceeding for such purpose.  In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, the Company will use promptly its reasonable best efforts to obtain its withdrawal.

(b)           The Company will furnish to the Dealer Manager and counsel for the Dealer Manager, without charge, as many copies of the Exchange Offer Materials and the Prospectus in final form as the Dealer Manager may reasonably request.

(c)           The Company will comply with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the New Notes in the Exchange Offer, as contemplated by this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Exchange Offer is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act and the rules and regulations of the Commission thereunder, in connection with use or delivery of the Exchange Offer Materials, the Company promptly will (i) notify the Dealer Manager of any such event, (ii) upon the request of Dealer Manager, prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus, and (iv) supply any supplemented Exchange Offer Material to the Dealer Manager in such quantities as it may reasonably request.

(d)           The Company agrees to advise the Dealer Manager promptly of (i) any proposal by the Company to withdraw, rescind or modify the Exchange Offer Materials or to withdraw, rescind or terminate the Exchange Offer or the exercise by the Company of any right not to exchange the Existing Notes pursuant to the Exchange Offer, (ii) its awareness of the issuance of a stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use by the Commission or any other regulatory authority, or the institution or threatening of any proceedings for that purpose (and will promptly furnish the Dealer Manager with a copy of any such order), and (iii) its awareness of the occurrence of any development that would reasonably be expected to result in a Material Adverse Change relating to or affecting the Exchange Offer.

(e)           To the extent it is permitted by law, the Company will inform the Dealer Manager of any material litigation or administrative action with respect to the Exchange Offer as soon as practicable after the Company becomes aware of it.

(f)            As soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(g)           The Company will promptly from time to time to take such action as the Dealer Manager may reasonably request to qualify the New Notes for offering and sale under the securities laws of such jurisdictions as the Dealer Manager may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the Exchange Offer; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h)           The Company and the Operating Partnership will cause all Existing Notes accepted in the Exchange Offer to be cancelled.

(i)            The Company will cooperate with the Dealer Manager to permit the New Notes to be eligible for clearance and settlement through The Depository Trust Company.

(j)            The Company agrees to pay or cause to be paid the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of the Prospectus and the New Notes Indenture, the issuance of the New Notes and the fees of the New Notes Trustee, the Information Agent and the Exchange Agent; (ii) the preparation, printing or reproduction of the Exchange Offer Materials and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Exchange Offer Materials (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iv) the preparation, printing, authentication, issuance and delivery of the New Notes, including stamp or transfer taxes, if any, in connection with the original issuance of the New Notes; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Exchange Offer; (vi) advertising expenses in connection with the Exchange Offer, if any; (vii) any registration or qualification of the New Notes for offer and sale under the blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such registration and qualification); (viii) transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective participants in the Exchange Offer; (ix) the fees and expenses of the Company’s, the Operating Partnership’s and Sub-REIT’s accountants and the fees and expenses of counsel (including local and special counsel, if any) for the Company and the Operating Partnership; (x) fees and expenses incurred in connection with listing the Settlement Shares on the NYSE; and (xi) all other costs and expenses incident to the performance by the Company and the Operating Partnership of their obligations hereunder and in connection with the Exchange Offer.  It is understood that, except as provided in this Section 5(j) and Section 7 hereof, the Dealer Manager will pay all of its own costs, including transfer taxes on resale of any of the New Notes issued in the Exchange Offer by the Dealer Manager, and any advertising expenses connected with any offers the Dealer Manager may make.  In addition, to the Company and the Operating Partnership agree, jointly and severally, to reimburse the Dealer Manager for the fees and disbursements of Hunton & Williams LLP, counsel for the Dealer Manager, solely in connection with such firm delivering to the Dealer Manager their opinions as to certain federal income tax matters and certain matters under the Investment Company Act pursuant to Section 6(e) of this Agreement.

(k)           The Company will not take, directly or indirectly, any action that is designed to cause or result in, or which might reasonably be expected to cause or result in, under the Exchange Act and the rules and regulations of the Commission thereunder or otherwise, stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale of the New Notes or the tender of the Existing Notes in the Exchange Offer; provided that the Company will not be responsible as to any action taken or to be taken by the Dealer Manager.

(l)            The Company shall arrange for Global Bondholder Services Corporation to serve as information agent (the “Information Agent”) and as exchange agent (the “Exchange Agent”) and shall authorize the Dealer Manager to communicate with each of the Information Agent and the Exchange Agent to facilitate the Exchange Offer.

(m)          The Company agrees not to exchange any Existing Notes during the period beginning on the Commencement Date and ending on and including the Exchange Date except pursuant to and in accordance with the Exchange Offer or as otherwise agreed to in writing by the parties hereto and permitted under applicable laws and regulations.

(n)           The Company will comply in all material respects with the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, including Rule 13e-4 under the Exchange Act, in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby. The Company will file with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offer that are required to be filed with the Commission, in each case on the date of their first use.

(o)           The Company will use its best efforts to enable each of the Company and Sub-REIT to meet the requirements to qualify as a REIT under the Code until the respective Boards of Directors of the Company or Sub-REIT determines that it is no longer in the best interests of the Company or Sub-REIT, as the case may be, to qualify as a REIT.

6.             Conditions of the Dealer Manager’s Obligations.  The obligations of the Dealer Manager under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein, in all material respects (except for such representations and warranties that are already qualified by materiality concepts, which representations and warranties shall be accurate in all respects), at the Commencement Date, the Effective Date and the Exchange Date, to the accuracy, in all material respects (except for such statements that are already qualified by materiality concepts, which statements shall be accurate in all respects), of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their obligations hereunder, in all material respects (except for such obligations that are already qualified by materiality concepts, which obligations shall be performed in all respects) and to the following additional conditions:

(a)           The Registration Statement shall have become effective on or prior to the Expiration Date.

(b)           As of the Exchange Date, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission, and all reasonable requests for additional information on the part of the Commission shall have been complied with.

(c)           Sullivan & Cromwell LLP, counsel for the Company, shall have delivered to the Dealer Manager its opinions and disclosure letters as follows:

(i)            At the Commencement Date, such counsel shall have delivered to the Dealer Manager an opinion, dated the Commencement Date and addressed to the Dealer Manager, substantially in the form of Exhibit A hereto.

(ii)           At the Exchange Date, such counsel shall have delivered to the Dealer Manager (A) an opinion, dated the Exchange Date and addressed to the Dealer Manager, addressing the matters set forth in Exhibit B hereto, and (B) a disclosure letter, dated the Exchange Date and addressed to the Dealer Manager, substantially in the form of Exhibit C hereto.

(d)           Venable LLP, Maryland counsel for the Company, shall have delivered to the Dealer Manager their opinions as follows:

(i)            At the Commencement Date, such counsel shall have delivered to the Dealer Manager an opinion, dated the Commencement Date and addressed to the Dealer Manager, substantially in the form of Exhibit D hereto.

(ii)           At the Exchange Date, such counsel shall have delivered to the Dealer Manager an opinion, dated the Exchange Date and addressed to the Dealer Manager, substantially in the form of Exhibit E hereto.

(e)           Hunton & Williams LLP, counsel for the Dealer Manager, shall have delivered to the Dealer Manager their opinions and disclosure letters as follows:

(i)            At the Commencement Date, such counsel shall have delivered to the Dealer Manager, (A) an opinion, dated the Commencement Date and addressed to the Dealer Manager, addressing certain U.S. federal income tax matters, substantially in the form of Exhibit F hereto, (B) an opinion, dated the Commencement Date and addressed to the Dealer Manager, addressing certain matters under the Investment Company Act, substantially in the form of Exhibit G hereto, and (C) an opinion, dated the Commencement Date and addressed to the Dealer Manager, in form and substance satisfactory to the Dealer Manager.

(ii)           At the Exchange Date, such counsel shall have delivered to the Dealer Manager, (A) an opinion, dated the Exchange Date and addressed to the Dealer Manager, addressing certain U.S. federal income tax matters, substantially in the form of Exhibit H hereto, (B) an opinion, dated the Exchange Date and addressed to the Dealer Manager, addressing certain matters under the Investment Company Act, substantially in the form of Exhibit I hereto, (C) an opinion, dated the Exchange Date and addressed to the Dealer Manager, in form and substance satisfactory to the Dealer Manager, and (D) a disclosure letter, dated the Exchange Date and addressed to the Dealer Manager, in form and substance satisfactory to the Dealer Manager.

(f)            At the Exchange Date, the Company shall have furnished or caused to be furnished to the Dealer Manager a certificate of the Company, signed by two of the Company’s executive officers, dated as of the Exchange Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that:

(i)            the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, in all material respects (except for such representations and warranties that are already qualified by materiality concepts, which representations and warranties are true and correct in all respects), as of the Exchange Date;

(ii)           the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder, in all material respects (except for such that are already qualified by materiality concepts, which obligations shall have been performed or satisfied in all respects) at or prior to the Exchange Date;

(iii)          no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(iv)          since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Change, except as set forth in or contemplated in the Prospectus as amended or supplemented.

(g)           At each of the Effective Date and the Exchange Date, the Company shall have requested and caused Grant Thornton LLP to furnish to the Dealer Manager letters, dated respectively as of the Effective Date and the Exchange Date, substantially in the form of Exhibit J hereto (with respect to the letter dated as of the Effective Date) and in form and substance satisfactory to the Dealer Manager (with respect to the letter dated as of the Exchange Date).

(h)           (i) Subsequent to the Effective Date, there shall not have been any change or decrease specified in the letter delivered on the Effective Date referred to in paragraph (g) of this Section 6, or (ii) subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Preliminary Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the assets, business operations, earnings, properties or financial condition of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to deliver the New Notes or solicit tenders of the Existing Notes as contemplated by the Preliminary Prospectus (exclusive of any amendment or supplement thereto).

(i)            Prior to the Exchange Date, the New Notes shall be eligible for clearance through The Depository Trust Company.

(j)            Prior to the Exchange Date, the Company and the Operating Partnership shall have delivered to the Dealer Manager and its counsel such further information, certificates and documents as they may reasonably request.

If (i) any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be cancelled by the Dealer Manager at, or at any time prior to, the Exchange Date. In such event, the Dealer Manager shall be entitled to publicly disclose the cancellation of its participation in the Exchange Offer via press release, subject to prior notification of the Company. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7.             Indemnification and Contribution.

(a)           The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Dealer Manager and any person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager and any such controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Rule 165 Material or the Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Preliminary Prospectus and the Prospectus as of their respective dates and as amended or supplemented by the Company), (2)

any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (3) any omission or alleged omission from any Rule 165 Material (when consider together with the Prospectus) or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (4) the failure on the part of the Company to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or any failure on the part of the Company to comply in any material respect with the terms and conditions contained in the Exchange Offer Materials, or (5) any action or failure to act in connection with the Exchange Offer by the Company or its directors, officers, agents or employees or by an indemnified party at the request or with the consent of the Company; except, in the case of each of clauses (1), (2) and (3) only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Rule 165 Material, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with the Dealer Manager Information and except in the case of clauses (3), (4) and (5) only, to the extent such actions or failures to act arise from the Dealer Manager’s gross negligence or wilful misconduct.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liability which the Company and the Operating Partnership may otherwise have.  If any action is brought against the Dealer Manager or any controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to this Section 9(a), the Dealer Manager shall promptly notify the Company or the Operating Partnership, as the case may be, in writing of the institution of such action, and the Company or the Operating Partnership, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Operating Partnership, as the case may be, will not relieve the Company or the Operating Partnership of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Dealer Manager or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager or any such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Operating Partnership, as the case may be, in connection with the defense of such action, or the Company or the Operating Partnership, as the case may be, shall not have employed counsel reasonably satisfactory to the Dealer Manager or such controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Operating Partnership (in which case neither the Company nor the Operating Partnership shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Operating Partnership, as the case may be, and paid as incurred (it being understood, however, that neither the Company nor the Operating Partnership shall be liable for the expenses of more than one separate firm of attorneys for the Dealer Manager or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Operating Partnership shall be liable for any settlement of any such claim or action effected without its written consent.

(b)           The Dealer Manager agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Rule 165 Material, the Preliminary Prospectus or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Rule 165 Material or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Rule 165 Material, Preliminary Prospectus or Prospectus in reliance upon and in conformity with the Dealer Manager Information. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

(c)           If any action is brought against the Company or the Operating Partnership, or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Company, the Operating Partnership or such person shall promptly notify the Dealer Manager in writing of the institution of such action and the Dealer Manager shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Dealer Manager will not relieve the Dealer Manager of any obligation hereunder, except to the extent that the Dealer Manager’s ability to defend is materially prejudiced by such failure or delay.  The Company, the Operating Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such action or the Dealer Manager shall not have employed counsel reasonably satisfactory to the Company, the Operating Partnership or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Dealer Manager shall not be liable for any settlement of any such claim or action effected without its written consent.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership (without duplication), on the one hand, and by the Dealer Manager, on the other, each from the offering of the New Notes, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership (without duplication), on the one hand, and the Dealer Manager, on the other, in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership (without duplication) shall be deemed to be equal to the principal amount of the Existing Notes in respect of which: (A) if the Exchange Offer is consummated, valid tenders are received; or (B) if the Exchange Offer is not consummated, valid tenders are or were sought pursuant to the Exchange Offer. The relative benefits received by the Dealer Manager shall be deemed to be equal to the Fee paid by the Company hereunder.  The relative fault of the Company and the Operating Partnership (without duplication), on the one hand, and of the Dealer Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Operating Partnership, or by the Dealer Manager, respectively, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, the Operating Partnership and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (d) above.  Notwithstanding the provisions of this Section 7, the Dealer Manager shall not be required to contribute any amount in excess of the amount of the compensation actually paid by the Company to the Dealer Manager in connection with its engagement hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The provisions of this Section 7 shall not affect any agreement between the Company and the Operating Partnership with respect to indemnification.

8.             Certain Acknowledgements.

(a)           The Company and the Operating Partnership acknowledge and agree that (i) you and your affiliates are engaged in a broad range of securities activities and may provide financing, advisory or other services to parties whose interests may conflict with those of the Company and the Operating Partnership and (ii) you or such affiliates may, for your own account or the account of customers, purchase or sell, or hold a long or short position in, securities of the Company and the Operating Partnership, including the Existing Notes and the Common Stock, and that you may or may not tender any such Existing Notes in the Exchange Offer.

(b)           In recognition of the foregoing, the Company and the Operating Partnership agree that the Dealer Manager is not required to restrict its activities as a result of this engagement, and that the Dealer Manager may undertake any business activity without further consultation with or notification to the Company and the Operating Partnership, subject to applicable law. Neither this Agreement, the receipt by the Dealer Manager of confidential information nor any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) that would prevent or restrict the Dealer Manager from acting on behalf of other customers or for its own account. Furthermore, the Company and the Operating Partnership agree that neither the Dealer Manager nor any member or business of the Dealer Manager is under a duty to disclose to the Company and the Operating Partnership any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Dealer Manager’s long-standing policy to hold in confidence the affairs of their customers, the Dealer Manager will not use confidential information obtained from the Company or the Operating Partnership except in connection with their services to, and their relationship with, the Company and the Operating Partnership.

(c)           The Company and the Operating Partnership acknowledge and agree that the Dealer Manager is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the Exchange Offer contemplated hereby (including in connection with determining the terms of the Exchange Offer) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership, or any other person. Additionally, the Dealer Manager is not advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Dealer Manager shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Dealer Manager of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Dealer Manager and shall not be on behalf of the Company or the Operating Partnership.

9.             Termination; Representations, Acknowledgement and Indemnities to Survive.

(a)           Subject to clause (c) below, this Agreement may be terminated by the Company, at any time upon notice to the Dealer Manager, if (i) at any time prior to the Exchange

Date, the Exchange Offer is terminated or withdrawn by the Company for any reason or (ii) the Dealer Manager does not comply in all material respects with any covenant in Section 1.

(b)           Subject to clause (c) below, this Agreement may be terminated by the Dealer Manager, at any time upon notice to the Company, if (i) at any time prior to the Exchange Date, the Exchange Offer is terminated or withdrawn by the Company for any reason, (ii) the Company and the Operating Partnership do not comply in all material respects with any material covenant specified in Section 1, (iii) the Company and the Operating Partnership shall publish, send or otherwise distribute any amendment or supplement to the Exchange Offer Materials to which the Dealer Manager shall reasonably object, or (iv) the Dealer Manager cancels this Agreement pursuant to Section 6 hereof.

(c)           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and the Dealer Manager, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Dealer Manager, the Company or the Operating Partnership or any of the officers, directors or controlling persons referred to in Section 7 hereof, and shall survive delivery of and payment for the New Notes. The provisions of Section 5(j) and Section 7 hereof shall survive the termination or cancellation of this Agreement.

10.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets Syndicate Desk (fax no: 212-797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, N.Y. 10005, Attention: General Counsel (fax no: 212-797-4564); or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attention: General Counsel (fax no: 212-547-2600).

11.          Successors.  This Agreement shall be binding upon, and inure solely to the benefit of, the parties hereto and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement.  No person receiving the New Notes in the Exchange Offer shall be deemed a successor or assign by reason merely of such purchase.

12.          Applicable Law; Waiver of Jury Trial.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.  Each of the Company,  the Operating Partnership and the Dealer Manager hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

13.          Integration.  Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Dealer Manager, or any of them, with respect to the subject matter hereof.

14.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

15.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16.          Definitions.  The following terms, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in The City of New York.

“Commencement Date” shall mean the date that the letter of transmittal is first distributed to the holders of the Existing Notes.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean the time the Registration Statement is declared effective under the Securities Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Date” shall mean the date on which the Company delivers the New Notes in exchange for the Existing Notes pursuant to the Exchange Offer.

“Exchange Offer Materials” shall mean the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus, the accompanying letters of transmittal, the Schedule TO, the Rule 165 Material and all other documents filed or to be filed with any federal, state or local government or regulatory agency or authority in connection with the Exchange Offer, each as prepared or approved by the Company.

“Expiration Date” shall mean 11:59 p.m., New York City time, on March 27, 2014, as may be extended by the Company in its sole discretion.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Pre-Effective Registration Statement” shall mean the registration statement, filed by the Company with the Commission registering under the Securities Act the New Notes issuable in the Exchange Offer and the Settlement Shares deliverable at the maturity of the New Notes, including exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it is initially filed with the Commission.

“Preliminary Prospectus” shall mean the preliminary prospectus that is used prior to the filing of the Prospectus, as amended or supplemented from time to time, including any documents incorporated in the Preliminary Prospectus by reference.

“Prospectus” shall mean the final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference), except that if the final prospectus furnished to the Dealer Manager for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Manager for such use.

“Registration Statement” shall mean the registration statement filed by the Company with the Commission registering under the Securities Act the New Notes issuable in the Exchange Offer and the Settlement Shares deliverable at the maturity of the New Notes, including exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Securities Act, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) under the Securities Act relating thereto after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement.

“Rule 165 Material” shall mean any written communication made in connection with or relating to the Exchange Offer in reliance on Rule 165 of the Securities Act and filed by the Company with the Commission pursuant to Rule 425 under the Securities Act.

“Schedule TO” shall mean the tender offer statement filed by the Company and the Operating Partnership with the Commission on Schedule TO, including any documents incorporated by reference therein, with respect to the Exchange Offer, including any amendment or supplement thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended.

“We” or “us” shall mean the Company.

“You” or “your” shall mean the Dealer Manager.

[Signature pages to follow.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership and the Dealer Manager.

Very truly yours,

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General Counsel & Secretary

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

By:	NorthStar Realty Finance Corp.,
its general partner

By:	/s/ Ronald J. Lieberman
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General Counsel & Secretary

Signature Page to Dealer Manager Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Paul Stowell
Name: Paul Stowell
Title: Managing Director

By:	/s/ Faiz Khan
Name: Faiz Khan
Title: Director

Signature Page to Dealer Manager Agreement